CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Contingent Income Buffered Auto-Callable Securities due 2021	$10,000,000	$1,298.00

July 2020

Pricing Supplement No. 4,615

 Registration Statement Nos. 333-221595; 333-221595-01

Dated July 28, 2020

 Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Buffered Auto-Callable Securities due July 30, 2021

All Payments on the Securities Based on the Performance of the Invesco QQQ TrustSM, Series 1

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and do not guarantee the return of any principal at maturity. Instead, the securities will pay a contingent monthly coupon (plus any previously unpaid contingent monthly coupons from prior observation dates) but only if the determination closing price of the underlying shares is at or above 80% of the initial share price, which we refer to as the coupon barrier level, on the related observation date. If, however, the determination closing price of the underlying shares is less than the coupon barrier level on any observation date, we will pay no interest for the related monthly period. The securities will be automatically redeemed if the determination closing price of the underlying shares is greater than or equal to the initial share price on any monthly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon and any previously unpaid contingent monthly coupons from prior observation dates. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of the underlying shares, as determined on the five averaging dates, is greater than or equal to 80% of the initial share price, meaning that the underlying shares have not declined by an amount greater than the buffer amount of 20%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon and any previously unpaid contingent monthly coupons from prior observation dates. However, if the final share price of the underlying shares, as determined on the five averaging dates, is less than 80% of the initial share price, meaning that the underlying shares have declined by an amount greater than the buffer amount of 20%, investors will lose 1.25% for every 1% decline in the final share price of the underlying shares from the initial share price beyond the buffer amount of 20%. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 1-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest over the entire 1-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Investors will not participate in any appreciation of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	Invesco QQQ TrustSM, Series 1 (the “QQQ Shares”)
Aggregate principal amount:	$10,000,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	July 28, 2020
Original issue date:	July 30, 2020 (2 business days after the pricing date)
Maturity date:	July 30, 2021
Early redemption:

If, on any redemption determination date, beginning on August 27, 2020, the determination closing price of the underlying shares is greater than or equal to the initial share price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of the underlying shares is below the initial share price on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date and any previously unpaid contingent monthly coupons from prior observation dates.
Determination closing price:	The closing price of the underlying shares on any redemption determination date or observation date times the adjustment factor on such redemption determination date or observation date, as applicable
Redemption determination dates:	Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events.
Early redemption dates:	Monthly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.
Contingent monthly coupon:

A contingent monthly coupon at an annual rate of 9.60% (corresponding to approximately $8.00 per month per security) will be paid on the securities on each coupon payment date but only if the determination closing price, or the final share price, as applicable, of the underlying shares is at or above the coupon barrier level on the related observation date, or the averaging dates, as applicable.

If the contingent monthly coupon is not paid on any coupon payment date (because the determination closing price of the underlying shares on any observation date is less than the coupon barrier level), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the determination closing price of the underlying shares on such later observation date is greater than or equal to the coupon barrier level;
provided, however,
in the case of any such payment of a previously unpaid contingent monthly coupon, that no additional interest shall accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest period for such unpaid contingent monthly coupon. You will not receive such unpaid contingent monthly coupons if the determination closing price of the underlying shares is less than the coupon barrier level on each subsequent observation date.

If, on any observation date, the determination closing price of the underlying shares is less than the coupon barrier level, no contingent monthly coupon will be paid with respect to that observation date. It is possible that the underlying shares will remain below the coupon barrier level for extended periods of time or even throughout the entire 1-year term of the securities so that you will receive few or no contingent monthly coupons.

Coupon barrier level:	$208.096, which is equal to 80% of the initial share price
Buffer amount:	20%
Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

•  If the final share price of the underlying shares is greater than or equal to 80% of the initial share price, meaning that the underlying shares have not decreased by an amount greater than the buffer amount of 20% from the initial share price: the stated principal amount and the contingent monthly coupon with respect to the final monthly period and any previously unpaid contingent monthly coupons with respect to the prior observation dates

•  If the final share price of the underlying shares is less than 80% of the initial share price, meaning that the underlying shares have decreased by an amount greater than the buffer amount of 20% from the initial share price:

$1,000 + [$1,000 × (share percent change + 20%) × downside factor]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$989.10 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions(2)	Proceeds to us(3)
Per security	$1,000	$5	$995
Total	$10,000,000	$50,000	$9,950,000
(1)	J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the securities. The placement agents will forgo fees for sales to certain fiduciary accounts. The total fees represent the amount that the placement agents receive from sales to accounts other than such fiduciary accounts. The placement agents will receive a fee from the Issuer or one of its affiliates that will not exceed $5 per $1,000 stated principal amount of securities.

(2)	Please see “Supplemental information regarding plan of distribution; conflicts of interest” in this pricing supplement for information about fees and commissions.

(3)	See “Use of proceeds and hedging” on page 22.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017      Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Morgan Stanley
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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 30, 2021

All Payments on the Securities Based on the Performance of the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

Terms continued from previous page:
Initial share price:	$260.12, which is the closing price on July 27, 2020
Coupon payment dates:	Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided that the contingent monthly coupon, if any, with respect to the final monthly period shall be paid on the maturity date.
Observation dates:	Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events.
Final share price:	The arithmetic average of the closing price of the underlying shares on each of the five averaging dates, each as multiplied by the adjustment factor on such date
Averaging dates:	July 21, 2021, July 22, 2021, July 23, 2021, July 26, 2021 and July 27, 2021, subject to postponement for non-trading days and certain market disruption events.
Downside factor:	1.25
Adjustment factor:	1.0, subject to adjustment in the event of certain events affecting such underlying shares
Share percent change:	(final share price – initial share price) / initial share price
CUSIP / ISIN:	61771BB60 / US61771BB602
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
August 27, 2020	September 1, 2020
September 28, 2020	October 1, 2020
October 27, 2020	October 30, 2020
November 27, 2020	December 2, 2020
December 28, 2020	December 31, 2020
January 27, 2021	February 1, 2021
February 26, 2021	March 3, 2021
March 29, 2021	April 1, 2021
April 27, 2021	April 30, 2021
May 27, 2021	June 2, 2021
June 28, 2021	July 1, 2021

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 30, 2021

All Payments on the Securities Based on the Performance of the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

Investment Summary

Contingent Income Buffered Auto-Callable Securities

Principal at Risk Securities

Contingent Income Buffered Auto-Callable Securities due July 30, 2021 All Payments on the Securities Based on the Performance of the Invesco QQQ TrustSM, Series 1, (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (plus any previously unpaid contingent monthly coupons from prior observation dates) but only if the determination closing price of the Invesco QQQ TrustSM, Series 1, which we refer to as the underlying shares, is at or above 80% of the initial share price, which we refer to as the coupon barrier level, on the related observation date. If, however, the determination closing price of the underlying shares is less than the coupon barrier level on any observation date, we will pay no interest for the related monthly period. The securities will be automatically redeemed if the determination closing price of the underlying shares is greater than or equal to the initial share price on any monthly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon and any previously unpaid contingent monthly coupons from prior observation dates. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of the underlying shares, as determined on the five averaging dates, is greater than or equal to 80% of the initial share price, meaning that the underlying shares have not declined by an amount greater than the buffer amount of 20%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon and any previously unpaid contingent monthly coupons from prior observation dates. However, if the final share price of the underlying shares, as determined on the five averaging dates, is less than 80% of the initial share price, meaning that the underlying shares have declined by an amount greater than the buffer amount of 20%, investors will lose 1.25% for every 1% decline in the final share price of the underlying shares from the initial share price beyond the buffer amount of 20%. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 1-year term of the securities. Investors will not participate in any appreciation in the price of the underlying shares.

Maturity:	1 year
Contingent monthly coupon:

A contingent monthly coupon at an annual rate of 9.60% (corresponding to approximately $8.00 per month per security) will be paid on the securities on each coupon payment date but only if the determination closing price of the underlying shares is at or above the coupon barrier level on the related observation date.

If the contingent monthly coupon is not paid on any coupon payment date (because the determination closing price of the underlying shares on any observation date is less than the coupon barrier level), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the determination closing price of the underlying shares on such later observation date is greater than or equal to the coupon barrier level;
provided, however,
in the case of any such payment of a previously unpaid contingent monthly coupon, that no additional interest shall accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest period for such unpaid contingent monthly coupon. You will not receive such unpaid contingent monthly coupons if the determination closing price of the underlying shares is less than the coupon barrier level on each subsequent observation date.

If, on any observation date, the determination closing price of the underlying shares is less than the coupon barrier level, no contingent monthly coupon will be paid with respect to that observation date. It is possible that the underlying shares will remain below the coupon barrier level for extended periods of time or even throughout the entire 1-year term of the securities so that you will receive few or no contingent monthly coupons.

Automatic early redemption monthly:	If the determination closing price of the underlying shares is greater than or equal to the initial share price on any monthly redemption determination date, beginning on August 27, 2020, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date and any previously unpaid contingent monthly coupons from prior observation dates. No further payments will be made on the securities once they have

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 30, 2021

All Payments on the Securities Based on the Performance of the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

been redeemed.
Payment at maturity:

If the securities have not previously been redeemed and the final share price of the underlying shares is greater than or equal to 80% of the initial share price, meaning that the underlying shares have not declined by an amount greater than the buffer amount of 20%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon with respect to the final monthly period and any previously unpaid contingent monthly coupons from prior observation dates.

If the final share price of the underlying shares is less than 80% of the initial share price, meaning that the underlying shares have declined by an amount greater than the buffer amount of 20%, investors will lose 1.25% for every 1% decline in the final share price of the underlying shares from the initial share price beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 30, 2021

All Payments on the Securities Based on the Performance of the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $989.10.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon barrier level, the buffer amount and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 2 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 30, 2021

All Payments on the Securities Based on the Performance of the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (plus any previously unpaid contingent monthly coupons from prior observation dates) but only if the determination closing price of the underlying shares is at or above the coupon barrier level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 1-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if the underlying shares close at or above the coupon barrier level on each monthly observation date, unless the securities are redeemed early. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent monthly coupon may be payable in none of, or some but not all of, the monthly periods during the 1-year term of the securities, and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Prior to early redemption, investors receive the contingent monthly coupon for the monthly periods for which the determination closing price of the underlying shares is at or above the coupon barrier level on the related observation date, but not for the monthly periods for which the determination closing price of the underlying shares is below the coupon barrier level on the related observation date.

When the underlying shares close at or above the initial share price on a monthly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date and any previously unpaid contingent monthly coupons with respect to any prior observation dates.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity	This scenario assumes that the underlying shares close at or above the coupon barrier level on some monthly observation dates, but the underlying shares close below the coupon barrier level on the others, and the underlying shares close below the initial share price on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon (plus any previously unpaid contingent monthly coupons from prior observation dates) for the monthly periods for which the determination closing price of the underlying shares is at or above the coupon barrier level on the related observation date, but not for the monthly periods for which the determination closing price of the underlying shares is below the coupon barrier level on the related observation date. The final share price, as measured on the five averaging dates, is at or above 80% of the initial share price, meaning that the underlying shares have not declined by an amount greater than the buffer amount of 20%. At maturity, investors will receive the stated principal amount and the related contingent monthly coupon and any previously unpaid contingent monthly coupons with respect to any prior observation dates.

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 30, 2021

All Payments on the Securities Based on the Performance of the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity	This scenario assumes that the underlying shares close at or above the coupon barrier level on some monthly observation dates, but the underlying shares close below the coupon barrier level on the others, and the underlying shares close below the initial share price on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon (plus any previously unpaid contingent monthly coupons from prior observation dates) for the monthly periods for which the determination closing price of the underlying shares is greater than or equal to the coupon barrier level on the related observation date, but not for the monthly periods for which the determination closing price of the underlying shares is below the coupon barrier level on the related observation date. The final share price, as measured on the five averaging dates, is below 80% of the initial share price, meaning that the underlying shares have declined by an amount greater than the buffer amount of 20%. At maturity, investors will lose 1.25% for every 1% decline in the final share price of the underlying shares from the initial share price beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario and investors will not receive payment for any previously unpaid contingent monthly coupons.

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 30, 2021

All Payments on the Securities Based on the Performance of the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing price of the underlying shares on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of the underlying shares, as determined on the five averaging dates. The actual initial share price and coupon barrier level are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Monthly Coupon:

9.60% per annum (corresponding to approximately $8.00 per month per security)[1]

With respect to each coupon payment date, a contingent monthly coupon plus any previously unpaid contingent monthly coupons with respect to any prior observation dates is paid but only if the determination closing price of the underlying shares is at or above the coupon barrier level on the related observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final share price of the underlying shares is greater than or equal to 80% of the initial share price: the stated principal amount and the contingent monthly coupon with respect to the final monthly period and any previously unpaid contingent monthly coupons with respect to the prior observation dates.

If the final share price of the underlying shares is less than 80% of the initial share price:

$1,000 + [$1,000 × (share percent change + 20%) × downside factor]

Stated Principal Amount:	$1,000
Downside Factor:	1.25
Hypothetical Initial Share Price:	$265.00
Hypothetical Coupon Barrier Level:	$212.00, which is 80% of the hypothetical initial share price
Buffer Amount:	20%

1 The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $8.00 is used in these examples for ease of analysis.

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Determination Closing Price	Contingent Monthly Coupon
Hypothetical Observation Date 1	$245.00 (at or above the coupon barrier level)	$8.00
Hypothetical Observation Date 2	$190.00 (below the coupon barrier level)	$0
Hypothetical Observation Date 3	$225.00 (at or above the coupon barrier level)	$8.00 + $8.00 = $16.00

On hypothetical observation date 1, the underlying shares close at or above the coupon barrier level. Therefore, a contingent monthly coupon of $8.00 is paid on the relevant coupon payment date.

On hypothetical observation date 2, the underlying shares close below the coupon barrier level and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 3, the underlying shares close at or above the coupon barrier level. Therefore, investors receive the hypothetical contingent monthly coupon with respect to the third observation date as well as the previously unpaid contingent monthly coupon with respect to the second observation date.

You will not receive a contingent monthly coupon on any coupon payment date if the determination closing price of the underlying shares is below the coupon barrier level on the related observation date.

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Contingent Income Buffered Auto-Callable Securities due July 30, 2021

All Payments on the Securities Based on the Performance of the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

How to calculate the payment at maturity:

In the following examples, the underlying shares close below the initial share price on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price	Payment at Maturity
Example 1:	$300.00 (at or above 80% of initial share price)	The stated principal amount and the contingent monthly coupon with respect to the final monthly period and any previously unpaid contingent monthly coupons from prior observation dates
Example 2:	$26.50 (below 80% of initial share price)	$1,000 + [$1,000 × (share percent change + 20%) × downside factor] = $1,000 + [$1,000 × (-90% + 20%) × 1.25] = $1,000 + ($1,000 × -70% × 1.25) = $125

In example 1, the final share price of the underlying shares, as determined on the five averaging dates, is at or above 80% of the initial share price. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent monthly coupon with respect to the final monthly period and any previously unpaid contingent monthly coupons from prior observation dates. However, investors do not participate in any appreciation of the underlying shares.

In example 2, the final share price of the underlying shares, as determined on the five averaging dates, is below 80% of the initial share price. Therefore, investors are exposed to the downside performance of the underlying shares and investors lose 1.25% of principal for every 1% decline in the final share price of the underlying shares from the initial share price beyond the buffer amount of 20%. The payment at maturity in this example is equal to $125 per security. Investors do not receive the contingent monthly coupon for the final monthly period.

If the final share price of the underlying shares is below 80% of the initial share price, you will be exposed to the downside performance of the underlying shares at maturity, and your payment at maturity will be less than the stated principal amount per security and could be zero.

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due July 30, 2021

All Payments on the Securities Based on the Performance of the Invesco QQQ TrustSM, Series 1

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of the underlying shares, as determined on the five averaging dates, is less than 80% of the initial share price, meaning that the underlying shares have declined by an amount greater than the buffer amount of 20%, you will lose 1.25% for every 1% decline in the final share price of the underlying shares from the initial share price beyond the buffer amount of 20%. In this case, the payment at maturity will be less than the stated principal amount and could be zero. You could lose your entire investment in the securities.

▪	The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of the underlying shares is at or above 80% of the initial share price, which we refer to as the coupon barrier level, on the related observation date. If, on the other hand, the determination closing price of the underlying shares is lower than the coupon barrier level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the contingent monthly coupon is not paid on any coupon payment date because the determination closing price of the underlying shares is less than the coupon barrier level on the related observation date, such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the determination closing price of the underlying shares on such later observation date is greater than or equal to the coupon barrier level. Therefore, you will not receive such unpaid contingent monthly coupon if the determination closing price of the underlying shares is less than the coupon barrier level on each subsequent observation date. It is possible that the determination closing price of the underlying shares could remain below the coupon barrier level for extended periods of time or even throughout the entire 1-year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	The contingent monthly coupon, if any, is based only on the determination closing price or the final share price of the underlying shares, as applicable on the related monthly observation date or the averaging dates, as applicable at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price or the final share price of the underlying shares, as applicable, on the relevant monthly observation date or averaging dates, as applicable. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the price of the underlying shares on monthly observation dates or the averaging dates, as applicable, if the determination closing price or the final share price of the underlying shares, as applicable, on any observation date or the averaging dates, as applicable, is below the coupon barrier level, you will receive no coupon for the related interest period even if the price of the underlying shares was higher on other days during that interest period.

▪	Investors will not participate in any appreciation in the price of the underlying shares. Investors will not participate in any appreciation in the price of the underlying shares from the initial share price, and the return on the securities will be limited to the contingent monthly coupon that is paid with respect to each observation date on which each determination closing price is greater than or equal to the coupon barrier level, if any.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the price of the underlying shares on any day, including in relation to the coupon barrier level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying shares and the stocks constituting the share underlying index,

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o	whether the determination closing price of the underlying shares has been below the coupon barrier level on any observation date,

o	dividend rates on the stocks constituting the share underlying index,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equity markets generally and which may affect the price of the underlying shares,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor,

o	the composition of the underlying shares and changes in the constituents of the underlying shares, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of the underlying shares at the time of sale is near or below the coupon barrier level or if market interest rates rise.

The price of the underlying shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. The price of the underlying shares may decrease and be below the coupon barrier level on each observation date so that you will receive no return on your investment, and the underlying shares may decline by an amount greater than the buffer amount as of the averaging dates so that you lose some or all of your initial investment in the securities. There can be no assurance that the closing price of the underlying shares will be at or above the coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that the underlying shares will not decline by an amount greater than the buffer amount of 20% as of the averaging dates so that you do not suffer a loss on your initial investment in the securities. See “Invesco QQQ TrustSM, Series 1 Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

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▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 1-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 2 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Adjustments to the underlying shares or the index tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to the underlying shares (Invesco Capital Management LLC) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the underlying shares. Any of these actions could adversely affect the price of the underlying shares

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and, consequently, the value of the securities. The publisher of the share underlying index is responsible for calculating and maintaining the share underlying index. They may add, delete or substitute the securities constituting the share underlying index or make other methodological changes that could change the value of the share underlying index, and, consequently, the price of the underlying shares and the value of the securities. The publisher of the share underlying index may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The performance and market price of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the underlying shares. The underlying shares do not fully replicate the share underlying index, and may hold securities that are different than those included in the share underlying index. In addition, the performance of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of the underlying shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the underlying shares may impact the variance between the performance of the underlying shares and the share underlying index. Finally, because the shares of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the underlying shares may differ from the net asset value per share of the underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the underlying shares, and their ability to create and redeem shares of the underlying shares may be disrupted. Under these circumstances, the market price of shares of the underlying shares may vary substantially from the net asset value per share of the underlying share or the level of the share underlying index.

For all of the foregoing reasons, the performance of the underlying shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the underlying shares.  Any of these events could materially and adversely affect the prices of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the averaging dates, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing prices per share of the underlying shares on the five averaging dates, even if the underlying shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the underlying shares.

▪	Not equivalent to investing in the underlying shares or the stocks composing the share underlying index. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying index or the stocks that constitute the share underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying index.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares and the share underlying index), including trading in the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the averaging dates approach. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to July 27, 2020 could potentially increase the initial share price of the underlying shares and, therefore, could increase (i) the value at or above which the underlying shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment, (ii) the coupon barrier level, which is the value at or above which the underlying shares must close on the observation dates so that you receive a contingent monthly coupon on the securities, and (iii) the value at or above which the underlying shares must close on the averaging dates so that you are not exposed to the negative performance of the underlying shares at maturity.

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Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underlying shares on the redemption determination dates and the observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price, the coupon barrier level, the final share price, the payment at maturity, if any, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether you will receive any previously unpaid contingent monthly coupons, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factor. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Invesco QQQ TrustSM, Series 1 Overview

The Invesco QQQ TrustSM, Series 1, is an exchange-traded fund managed by Invesco Capital Management LLC, which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the NASDAQ-100 Index®. Effective June 4, 2018, the name of the fund was changed from PowerShares QQQ TrustSM, Series 1, to its current name, and effective on or about June 4, 2018, the name of the sponsor of the Invesco QQQ TrustSM, Series 1, was changed to Invesco Capital Management LLC. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by Invesco QQQ TrustSM, Series 1, pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-61001 and 811-08947, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Invesco QQQ TrustSM, Series 1, is accurate or complete.

Information as of market close on July 28, 2020:

Ticker Symbol:	QQQ UQ
Current Share Price:	$256.81
52 Weeks Ago:	$194.62
52 Week High (on 7/20/2020):	$266.78
52 Week Low (on 3/16/2020):	$169.30

The following graph sets forth the daily closing values of the QQQ Shares for the period from January 1, 2015 through July 28, 2020. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the QQQ Shares for each quarter in the same period. The closing price of the QQQ Shares on July 28, 2020 was $256.81. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the QQQ Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the QQQ Shares at any time, including on the redemption determination dates, the observation dates or the averaging dates.

Invesco QQQ TrustSM, Series 1 – Daily Closing Prices January 1, 2015 to July 28, 2020

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Invesco QQQ TrustSM, Series 1 (CUSIP: 46090E103)	High ($)	Low ($)	Period End ($)
2015
First Quarter	109.38	99.65	105.60
Second Quarter	110.96	105.05	107.07
Third Quarter	113.98	98.09	101.76
Fourth Quarter	115.16	102.22	111.86
2016
First Quarter	109.50	96.32	109.20
Second Quarter	111.23	102.22	107.54
Third Quarter	119.09	107.42	118.72
Fourth Quarter	120.82	113.65	118.48
2017
First Quarter	132.47	119.54	132.38
Second Quarter	143.57	130.40	137.64
Third Quarter	146.42	136.19	145.45
Fourth Quarter	158.64	145.58	155.76
2018
First Quarter	174.08	153.45	160.13
Second Quarter	177.60	155.51	171.65
Third Quarter	186.74	170.80	185.79
Fourth Quarter	186.17	143.50	154.26
2019
First Quarter	182.57	149.82	179.66
Second Quarter	191.11	170.12	186.74
Third Quarter	195.29	180.73	188.81
Fourth Quarter	213.79	184.05	212.61
2020
First Quarter	236.98	169.30	190.40
Second Quarter	248.84	182.31	247.60
Third Quarter (through July 28, 2020)	266.78	250.49	256.81

This document relates only to the securities referenced hereby and does not relate to the QQQ Shares. We have derived all disclosures contained in this document regarding Invesco QQQ TrustSM, Series 1, from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Invesco QQQ TrustSM, Series 1. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Invesco QQQ TrustSM, Series 1, is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the QQQ Shares (and therefore the price of the QQQ Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Invesco QQQ TrustSM, Series 1, could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the QQQ Shares.

We and/or our affiliates may presently or from time to time engage in business with the Invesco QQQ TrustSM, Series 1. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Invesco QQQ TrustSM, Series 1, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the QQQ Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Invesco QQQ TrustSM, Series 1, as in your judgment is appropriate to make an informed decision with respect to an investment linked to the QQQ Shares.

The securities are not sponsored, endorsed, sold, or promoted by the Invesco QQQ TrustSM, Series 1. The Invesco QQQ TrustSM, Series 1, makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The Invesco QQQ TrustSM, Series 1, has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The NASDAQ-100 Index®. The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index equals the aggregate value of the then-current NASDAQ-100 Index share weights of each of the NASDAQ-100 Index component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index value. The NASDAQ-100 Index® is described in “NASDAQ-100 Index®” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Interest period:	The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
Share underlying index:	The NASDAQ-100 Index®
Share underlying index publisher:	Nasdaq, Inc., or any successor thereof
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates and early redemption dates:	If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to the underlying shares so that it falls less than two business days prior to the relevant scheduled coupon payment date or early redemption date, as applicable, the coupon payment date or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.
Postponement of averaging dates:	If a market disruption event with respect to the underlying shares occur on any scheduled averaging date or if any such scheduled averaging date is not a trading day, the closing price for such scheduled averaging date will be determined on the immediately succeeding trading day on which no market disruption event shall have occurred. Each succeeding averaging date will then be the next trading day following the preceding averaging date as postponed. The final share price will be determined on the date on which the determination closing prices for all scheduled averaging dates have been determined; provided that (i) the closing price for any averaging date will not be determined on a date later than the tenth business day after the last scheduled averaging date, (ii) the closing price for any remaining averaging dates that would otherwise fall after such tenth business day will be the closing price on such tenth business day and (iii) if such tenth business day is not a trading day or if there is a market disruption event on such date, the calculation agent will determine the closing price of the underlying stock on such date as the mean of the bid prices for the underlying stock for such date obtained from as many recognized dealers in such underlying stock, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith), taking into account any information that it deems relevant.
Postponement of maturity date:	If due to a market disruption event or otherwise, the last averaging date is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that last averaging date as postponed.
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the last averaging date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the last averaging date as postponed.

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In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are

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possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be short-term capital gain or loss. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar

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instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial

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instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing,

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structuring and hedging the securities.

On or prior to July 27, 2020, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying index, or positions in any other available securities or instruments that they may wish to use in connection with such hedging.. Such purchase activity could potentially increase the initial share price of the underlying shares and, therefore, could increase (i) the value at or above which the underlying shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment, (ii) the coupon barrier level, which is the value at or above which the underlying shares must close on the observation dates so that you receive a contingent monthly coupon on the securities, and (iii) the value at or above which the underlying shares must close on the averaging dates so that you are not exposed to the negative performance of the underlying shares at maturity. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the averaging dates approach. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of the underlying shares on the redemption determination dates and other observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not

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prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and its affiliates will act as placement agents for the securities and will receive a fee from the Issuer or one of its affiliates that will not exceed $5 per $1,000 stated principal amount of securities, but will forgo any fees for sales to certain fiduciary accounts.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable,

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hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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